Exhibit 99.1

Armstrong World Industries to Acquire Tectum, Inc.

LANCASTER, Pa., December 15, 2016 - Armstrong World Industries, Inc. (NYSE: AWI) today announced that it has entered into an agreement to purchase the business and assets of Ohio-based Tectum, Inc., a manufacturer of acoustical ceiling, wall and structural solutions for commercial building applications. The acquisition is expected to enable AWI to extend and expand its leading portfolio of durable, sustainable, acoustical solutions in support of the company’s growth strategy to sell more solutions into every space and sell into more spaces, especially through its Architectural Specialties business. The pending transaction is subject to customary closing conditions and is expected to close in early 2017.

About Armstrong World Industries

Armstrong World Industries, Inc. is a global leader in the design and manufacture of innovative commercial and residential ceiling, wall and suspension system solutions. With over 3,700 employees and fiscal 2015 revenues from ceiling operations in excess of $1.2 billion, AWI operates from a global manufacturing network of 24 facilities, including nine plants dedicated to its WAVE joint venture.

Uncertainties Affecting Forward-Looking Statements

Disclosures in this release and in our other public documents and comments may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We do not undertake or assume any obligation to update or revise any forward-looking statements beyond what is required under applicable securities law.

Armstrong World Industries 2500 Columbia Avenue, Lancaster, PA 17603 717.397.0611 | www.armstrongceilings.com